Registration No. 333-
As filed with the Securities and Exchange Commission on April 28, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRANE CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1952290 (I.R.S. Employer Identification No.)

100 First Stamford Place, Stamford, CT (Address of principal executive offices)	06902 (Zip Code)
CRANE CO. AMENDED & RESTATED 2018 STOCK INCENTIVE PLAN
(Full title of the plan)
Anthony M. D’Iorio
Senior Vice President, General Counsel and Secretary
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
(Name and address of agent for service)
(203) 363-7300
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $1.00 per share	1,757,089 (3)	$ 93.61	$ 164,481,101	$17,944.89

1.This Registration Statement also registers additional securities to be offered or issued upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock, par value $1.00 per share (“Common Stock”), as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).
2.Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act.  The fee is calculated on the basis of the average of the high and low trading prices for the Common Stock on The New York Stock Exchange on April 21, 2021, which was $93.61.
3.Represents shares of Common Stock issuable under the Crane Co. 2018 Amended & Restated Stock Incentive Plan.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Crane Co., a Delaware corporation (the “Registrant”), to register the offering and sale of an additional 1,757,089 shares of its common stock, par value $1.00 per share (“Common Stock”), issuable to eligible employees and non-employee directors of the Company and its subsidiaries under the Crane Co. 2018 Amended & Restated Stock Incentive Plan (the “2018 Amended & Restated Plan”). The Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission in connection with the Crane Co. 2018 Stock Incentive Plan (the “Prior Plan”) on April 24, 2018 (File No. 333-224427) and April 25, 2018 (File No. 333-202554) are hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1.  PLAN INFORMATION.*
ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION*

*    Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
1.The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed on February 23, 2021 (File No. 001-01657);
2.The Registrant’s Current Reports on Form 8-K filed with the SEC on April 26, 2021, February 24, 2021, and January 25, 2021 (other than portions of those documents not deemed to be filed per the rules promulgated under the Exchange Act); and
3.The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed under Section 12(b) of the Exchange Act, including all amendments and reports updating such description.
All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until and to the extent the information contained therein is superseded or modified by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the Plan, each meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.
The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.
Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
The legality of the common stock to which this Registration Statement relates has been passed upon for the Registrant by Anthony M. D’Iorio, Senior Vice President, General Counsel and Secretary of the Registrant. As of April 28, 2021, Mr. D’Iorio beneficially owned 9,990 shares of the Registrant’s Common Stock and held vested options to purchase 45,764 shares of the Registrant’s Common Stock.
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII of the Company’s Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.
Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the Corporation if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article IX of the Company’s By-Laws, as amended through April 24, 2017, provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article IX. Article IX further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under Article IX. The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.
The Company has entered into agreements with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain Director’s and Officers’ liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, or by any change in the Company’s Amended and Restated Certificate of Incorporation or By-Laws.
The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.
ITEM 8.
EXHIBITS.
The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.
4.1	Amended and Restated Certificate of Incorporation of Crane Co. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2017).
4.2	By-laws of Crane Co., as amended (incorporated by reference to Exhibit 3.2.1 to the Registrant’s Current Report on Form 8-K filed April 25, 2017).
5.1	Opinion of Anthony M. D’Iorio, Esq. regarding the legality of the shares being registered hereunder (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of Anthony M. D’Iorio, Esq. (included in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).
99.1	Crane Co. Amended & Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 26, 2021).
ITEM 9.  UNDERTAKINGS.
(a)    The undersigned Registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
iii.To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities     Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 28th day of April, 2021.
CRANE CO.
By:    /s/ Richard A. Maue
    Richard A. Maue
    Senior Vice President, Chief Financial Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of Crane Co., do hereby constitute and appoint Anthony M. D’Iorio and Julie A. Constantinides, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Capacity	Date

/s/ Max H. Mitchell	President, Chief Executive Officer and	April 28, 2021
Max H. Mitchell	Director (Principal Executive Officer)

/s/ Richard A. Maue	Senior Vice President, Chief Financial	April 28, 2021
Richard A. Maue	Officer (Principal Financial Officer)

/s/ Christina Cristiano	VP, Controller & Chief Accounting	April 28, 2021
Christina Cristiano	Officer (Principal Accounting Officer)

/s/ James L.L. Tullis	Chairman of the Board	April 28, 2021
James L.L. Tullis

/s/ Martin R. Benante	Director	April 28, 2021
Martin R. Benante

/s/ Donald G. Cook	Director	April 28, 2021
Donald G. Cook

/s/ Michael Dinkins	Director	April 28, 2021
Michael Dinkins

/s/ Ronald C. Lindsay	Director	April 28, 2021
Ronald C. Lindsay

/s/ Ellen McClain	Director	April 28, 2021
Ellen McClain

/s/ Charles G. McClure	Director	April 28, 2021
Charles G. McClure

/s/ Jennifer M. Pollino	Director	April 28, 2021
Jennifer M. Pollino

/s/ John S. Stroup	Director	April 28, 2021
John S. Stroup